EXHIBIT 23.2

CONSENT OF ATTORNEYS

Reference is made to the Registration Statement of CEL-SCI Corporation, whereby the Company proposes to sell shares of its common stock. Reference is also made to Exhibit 5 included as part of this Registration Statement relating to the validity of the securities proposed to be sold.

We hereby consent to the use of our opinion concerning the validity of the securities proposed to be issued and sold.

HART & HART, LLC

/s/ William T. Hart

Denver, Colorado

April 17, 2026